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                                                                   EXHIBIT 10.38

                                LOCKUP AGREEMENT

         THIS LOCKUP AGREEMENT (the "Agreement"), dated as of June 13, 2002, is entered into by and among Matria Healthcare, Inc., a Delaware corporation ("Matria"), and Robert W. Kelley, Jr., an individual resident of the state of Georgia ("Shareholder").

         WHEREAS, Shareholder is an employee, officer, director and significant shareholder of MarketRing.com, Inc., a Georgia corporation ("MarketRing");

         WHEREAS, Matria, MRDC Acquisition Corp., a Georgia corporation ("Merger Sub") and MarketRing have entered into that Agreement and Plan of Merger dated as of May 30, 2002 (the "Merger Agreement"), pursuant to which, on the terms set forth therein, Merger Sub shall merge with and into MarketRing (the "Merger"), and MarketRing shall become a wholly-owned subsidiary of Matria;

         WHEREAS, Shareholder will benefit from the Merger and receive shares of the Common Stock of Matria pursuant to the Merger; and shall accept employment with Matria following the consummation of the Merger;

         WHEREAS, as a condition to consummation of the Merger, the parties desire to enter into this Agreement to further Matria's reasonable business interest in Shareholder's commitment to continued employment following the consummation of the Merger; and

         WHEREAS, the Merger Agreement contemplates that Shareholder will enter into this Agreement with Matria, and Shareholder acknowledges that Shareholder's execution and delivery of this Agreement is a material inducement for Matria to consummate the Merger;

         NOW, THEREFORE, for and in consideration of the premises, the mutual promises, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1. Definitions. Capitalized terms used but not defined herein will have the respective meanings assigned to such terms in the Merger Agreement. For all purposes of this Agreement, the following terms shall have the respective meanings specified below:

         "Affiliate" shall have the meaning prescribed to such term in Rule 12b-2 of the Exchange Act.

         "Associate" shall have the meaning prescribed to such term in Rule 12b-2 of the Exchange Act.


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         "Cause" means any of the following: (i) any material or willful failure on the part of Shareholder to adequately perform his duties as an employee of Matria, as determined by the Chief Executive Officer of Matria serving on the date of this Agreement or the Board of Directors of Matria (unless Shareholder has cured such failure within fifteen (15) days following written notice thereof by Matria and has not at any time thereafter repeated such failure or failed to sustain such cure); (ii) any breach by Shareholder of this Agreement, the Non-Competition Agreement, or any written employment agreement between Matria and Shareholder (unless, if such breach is curable, Shareholder has cured such breach within ten (10) days after written notice thereof by Matria and has not at any time thereafter repeated such breach or failed to sustain such cure);
(iii) any conviction of or guilty plea by Shareholder with respect to any felony or crime of moral turpitude; (iv) the commission by Shareholder of any act constituting fraud, deceit, material misrepresentation or embezzlement with respect to MarketRing, Matria or any of their customers or suppliers; (v) any failure by Shareholder to obey the lawful direction of the Board of Directors of MarketRing or the Chief Executive Officer of Matria; or (vi) any willful act of Shareholder having a direct, substantial and adverse effect on the reputation of MarketRing or Matria.

         "Common Stock" means the common stock of Matria, par value $.01 per share, as described in the Certificate of Incorporation of Matria.

         "Permitted Transfer" means (i) any transfer of Shares to a member of Shareholder's immediate family (spouse or children), provided that such transferee expressly agrees in writing to Matria (in form and substance reasonably satisfactory to Matria) that such transferee (and any Shares held thereby) shall be bound by and subject to the same restrictions and obligations as are applicable to Shareholder (and the Shares held by Shareholder) under this Agreement; or (ii) any pledge or encumbrance by Shareholder of all or any portion of the Shares to a bank or other lending institution for the purpose of obtaining financing, on a full recourse basis to Shareholder, the proceeds of which are used to purchase or improve a family residence of Shareholder, provided that (A) no foreclosure or other subsequent Transfer of the Shares subject to any such pledge or encumbrance shall be made except as and to the extent permitted under Section 3.1 of this Agreement, and (B) such bank or lending institution expressly agrees in writing to Matria (in form and substance reasonably satisfactory to Matria) to act in accordance with the foregoing.

         "Permitted Transferee" means any recipient of any Shares (or any pledge or encumbrance thereof) pursuant to a Permitted transfer.

         "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

         "Representative" means a director, officer, employee, agent or other representative (including, without limitation, a consultant, accountant, attorney, banker or financial advisor).

         "Securities Act" means the Securities Act of 1933, as amended.


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         "Shares" means all shares of the Common Stock which are issued by
Matria to Shareholder pursuant to the Merger Agreement (including, without limitation, any such shares issued upon exercise of any Company Options assumed by Matria), and any shares of Common Stock received, by way of stock split, reverse stock split, stock dividend, recapitalization or similar transaction, on or in respect of such shares.

         "Securities Laws" means the Securities Act and all other applicable federal and state securities laws, rules and regulations.

         "Transfer" means (i) to sell, assign, transfer, convey, pledge, hypothecate, offer, grant an option, contract, right or warrant with respect to or otherwise dispose of or encumber any interest in, directly or indirectly through an Affiliate, Associate, Representative or otherwise (or enter into an agreement, arrangement or understanding with respect to any of the foregoing), or (ii) to enter into or agree to enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of the ownership of the Shares.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Matria as follows:

                  (a) Shareholder has full legal right, power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement by Shareholder and the consummation by Shareholder of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action on behalf of Shareholder. This Agreement is a valid and binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether asserted at law or in equity).

                  (b) Neither the execution and delivery of this Agreement by Shareholder nor the consummation by Shareholder of the transactions contemplated hereby conflicts with or constitutes a violation of or default under (i) any statute, law, regulation, order or decree applicable to Shareholder, or (ii) any contract, commitment, agreement, arrangement or restriction of any kind to which Shareholder is a party or by which Shareholder is bound.

         2.2 Representations and Warranties of Matria. Matria hereby represents and warrants to Shareholder as follows:

                  (a) Matria has full legal right, power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement by Matria and the consummation by Matria of the transactions contemplated hereby have been duly authorized by all necessary


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corporate action on behalf of Matria. This Agreement is a valid and binding obligation of Matria enforceable against Matria in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether asserted at law or in equity).

                  (b) Neither the execution and delivery of this Agreement by Matria nor the consummation by Matria of the transactions contemplated hereby conflicts with or constitutes a violation of or default under (i) the certificate of incorporation or bylaws of Matria, (ii) any statute, law, regulation, order or decree applicable to Matria, or (iii) any contract, commitment, agreement, arrangement or restriction of any kind to which Matria is a party or by which Matria is bound.

                                    ARTICLE 3
                            RESTRICTIONS ON TRANSFER

         3.1      Prohibitions on Transfer.

                  (a) Shareholder agrees that he shall in no event Transfer any of the Shares on or prior to the date that is one (1) year following the Closing Date without the prior written consent of Matria, except pursuant to Permitted Transfers.

                  (b) In the event that the employment of Shareholder is terminated by Matria or MarketRing for Cause or is terminated by Shareholder for any reason within one (1) year following the Closing Date, Shareholder agrees that he will not Transfer any of the Shares on or prior to the date that is three (3) years following the Closing Date without the prior written consent of Matria, except pursuant to Permitted Transfers.

                  (c) In the event that the employment of Shareholder is terminated by MarketRing or Matria without Cause within one (1) year following the Closing Date, Shareholder may, after the expiration of one (1) year following the Closing Date, freely Transfer any of the Shares, subject to compliance with all Securities Laws.

                  (d) In the event that Shareholder remains employed with MarketRing or Matria on the date that is one (1) year following the Closing Date, (i) Shareholder may thereafter freely transfer up to 50% of the Shares, subject to compliance with all Securities Laws, and (ii) subject to subsections
(e) and (f) below, Shareholder shall not, without the prior written consent of Matria, Transfer any Shares in excess of such amount during the two (2) year period ending on the date that is three (3) years following the Closing Date, except pursuant to Permitted Transfers.

                  (e) In the event that the employment of Shareholder is terminated by MarketRing or Matria without Cause after the date that is one (1) year following the Closing Date, Shareholder may, following the effective date of such termination, freely Transfer any of the Shares, subject to compliance with all Securities Laws.


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                  (f)      In the event that Shareholder remains employed with
MarketRing or Matria on the date that is two (2) years following the Closing Date, Shareholder may thereafter freely Transfer any of the Shares, subject to compliance with all Securities Laws.

                  (g) Following any Permitted Transfer, all restrictions and other provisions of this Agreement shall remain unaffected by such Permitted Transfer and fully applicable to all of the Shares, to the same extent as if all Shares were still held by Shareholder. Shareholder shall be jointly and severally liable for any and all actions of his Permitted Transferees which result in a breach or violation of the restrictions or other provisions set forth in this Agreement.

         3.2 Legends. Shareholder hereby acknowledges and agrees that each certificate representing the Shares shall include a legend in substantially the following form:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A LOCKUP AGREEMENT DATED AS OF JUNE __, 2002 BETWEEN SHAREHOLDER AND THE CORPORATION, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE CORPORATION, AND MAY NOT BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT. ANY ATTEMPTED TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IN VIOLATION OF THE TERMS OF SUCH AGREEMENT SHALL BE NULL AND VOID AND NOT RECOGNIZED BY THE CORPORATION.

                                   ARTICLE 4
                                 MISCELLANEOUS

         4.1 Term. The term of this Agreement shall begin as of the Effective Time and shall continue for a period of three (3) years after the Effective Time.

         4.2 Specific Performance. The parties hereto hereby acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they may be entitled under this Agreement, at law, in equity or otherwise.

         4.3 No Waiver. No failure or delay on the part of any party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.


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         4.4      Entire Agreement; Amendment. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof; provided, however, that the terms of this Agreement are independent of and in addition to, and shall not limit, alter or otherwise affect, any rights or obligations of the parties hereto under any employment agreement between the parties or any non-competition or confidentiality agreement or similar agreement included therein or executed in connection therewith. This Agreement may be amended only by an agreement in writing executed by each of the parties hereto.

         4.5 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the parties hereto that they would have executed the remaining provisions without including any that may be declared unenforceable.

         4.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same Agreement, and any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original.

         4.7 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five
(5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or
(d) one (1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to the address of such party as set forth beneath such party's signature hereto, or at such other address as a party may designate by ten days' advance written notice to the other parties hereto pursuant to the provisions of this Section 4.7.

         4.9 Successors and Assigns; Assignment. This Agreement shall bind the successors and assigns of the parties hereto, and shall inure to the benefit of any successor or assign of any of the parties hereto; provided, however, that this Agreement may not be assigned by Shareholder without the prior written consent of Matria.

         4.10 Governing Law. The validity and effect of this Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware.


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         IN WITNESS WHEREOF, the parties hereto have executed or caused this
Agreement to be executed as of the date first referred to above.


                                      "Matria"


                                      MATRIA HEALTHCARE, INC.



                                      By:
                                             ---------------------------------
                                      Title:
                                             ---------------------------------
                                      Address: 1850 Parkway Place, 12th Floor
                                               Marietta, Georgia 30067
                                               Attn: General Counsel
                                               Phone #: (770) 767-8332
                                               Facsimile #: (770) 767-7769


                                      "Shareholder"



                                      ----------------------------------------
                                      Robert W. Kelley, Jr.

                                      Address:
                                              --------------------------------

                                              --------------------------------

                                              --------------------------------

                                       Phone #: (   )
                                                 --- -------------------------

                                       Facsimile #: (   )
                                                     --- ---------------------